Exhibit 3.1
NINTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

NINTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WATERFRONT MEDIA INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
     Waterfront Media Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
     DOES HEREBY CERTIFY:
     1. That the name of this corporation is Waterfront Media Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on January 31, 2002, under the name Agora Media Inc. The original certificate of incorporation was then amended or restated by the following: a restated certificate was filed on March 11, 2003; a certificate of designation was filed on March 11, 2003; a restated certificate was filed on November 21, 2003; a certificate of amendment was filed on February 4, 2004; a certificate of change of registered agent was filed on March 5, 2004; a third amended and restated certificate was filed on February 24, 2006 and a certificate of correction to the third amended and restated certificate was filed on February 24, 2006; a fourth amended and restated certificate was filed on March 22, 2007; a fifth amended and restated certificate was filed on August 30, 2007; a sixth amended and restated certificate was filed on October 2, 2008; a seventh amended and restated certificate was filed on October 15, 2008; and an eighth amended and restated certificate was filed on September 17, 2009.
     2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
     RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
     FIRST: The name of this corporation is Waterfront Media Inc. (the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.
     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 37,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 23,870,811 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).
     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A. COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
     2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
B. PREFERRED STOCK
     1. Issuance and Reissuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein
C. PREFERRED STOCK
     3,450,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 2,547,252 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” 1,943,651 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” 3,934,855 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” 8,930,966 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock,” and 3,064,087 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock.” The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Preferred Stock shall be as follows. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

     1. Dividends. The holders of the Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividends (other than dividends on shares of Common Stock payable in shares of Common Stock) on the Common Stock of the Corporation, at a rate of $0.5495 per annum for each share of Series D Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when, as and only if declared by the Board of Directors. Such dividends shall be non-accruing and non-cumulative. Except as otherwise set forth in the preceding sentences, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, on a pari passu basis, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.50 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $1.7666 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $3.272192 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $6.8686 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” shall mean $7.9779 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series F Original Issue Price” shall mean $7.6134 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. For purposes hereof, the Series A Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue

Price, the Series E Original Issue Price and the Series F Original Issue Price, collectively, shall be referred to as the “Original Issue Price,” and individually, as the “applicable Original Issue Price.”
     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
          2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, on a pari passu basis, an amount per share equal to: (i) with respect to the Series A Preferred Stock, the Series A Original Issue Price, plus any dividends declared but unpaid thereon, (ii) with respect to the Series B Preferred Stock, the Series B Original Issue Price, plus any dividends declared but unpaid thereon, (iii) with respect to the Series C Preferred Stock, the Series C Original Issue Price, plus any dividends declared but unpaid thereon, (iv) with respect to the Series D Preferred Stock, the Series D Original Issue Price, plus any dividends declared but unpaid thereon, (v) with respect to the Series E Preferred Stock, the Series E Deemed Liquidation Price (as defined below), plus any dividends declared but unpaid thereon, and (vi) with respect to the Series F Preferred Stock, the Series F Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share, on a pari passu basis, ratably, based upon the respective aggregate amount payable to the holders thereof under this Subsection 2.1 in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series E Deemed Liquidation Price” shall mean $1.7679 per share of Series E Preferred Stock, subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock.
          2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation; provided, however, that if the aggregate amount which the holders of Series C Preferred Stock are entitled to receive under Subsections 2.1 and 2.2 shall exceed $6.54 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series C Preferred Stock) (the “Maximum Series C Participation Amount”), each holder of Series C Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation the greater of (i) the Maximum Series C Participation Amount and (ii) the amount such holder would have received if such holder had converted his, her or its shares of Series C Preferred Stock into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation; and further provided however, that if the aggregate amount which the holders of Series D Preferred Stock are entitled to receive under Subsections 2.1 and 2.2 shall exceed $10.3029 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series D Preferred Stock) (the “Maximum Series D Participation Amount”), each holder of Series D Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation the greater of (i) the Maximum Series D Participation Amount and (ii) the amount such holder would have received if such holder had converted his, her or its shares of Series D Preferred Stock into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.” The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsection 2.1 is hereinafter referred to as the “Series B Liquidation Amount.” The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series C Liquidation Amount.” The aggregate amount which a holder of a share of Series D Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series D Liquidation Amount.” The aggregate amount which a holder of a share of Series E Preferred Stock is entitled to receive under Subsection 2.1 is hereinafter referred to as the “Series E Liquidation Amount.” The aggregate amount which a holder of a share of Series F Preferred Stock is entitled to receive under Subsections 2.1 is hereinafter referred to as the “Series F Liquidation Amount.” For purposes hereof, the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount, the Series E Liquidation Amount and the Series F Liquidation Amount, collectively, shall be referred to as the “Preferred Liquidation Amount” and individually, as the “applicable Preferred Liquidation Amount.”
          2.3 Deemed Liquidation Events.
               2.3.1 Definition. Each of the following events shall be considered a liquidation of the Company (a “Deemed Liquidation Event”) unless the holders of at least 42.5% of the outstanding shares of Preferred Stock elect otherwise by written notice sent to the Corporation at least twenty (20) days prior to the effective date of any such event (provided that (i) in connection with this Section 2.3.1, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall be entitled to one (1) vote per share, and each holder of Series E Preferred Stock shall be entitled to the Reduced Series E Preferred Class Vote Per Share Amount (as defined in Section 3.1.2 below) per share held and (ii) upon any such election, the holders of Preferred Stock shall be treated alike on an as converted basis with respect to any distributions resulting from any of the following events):
                    (a) a merger or consolidation in which
(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
                    (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
               2.3.2 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Subsection 2.3.2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:
                    (a) for securities not subject to investment letters or other similar restrictions on free marketability, (i) if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation, and
                    (b) the method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

                    (c) The foregoing notwithstanding, if holders of 42.5% of the outstanding Preferred Stock disagree with the determination of fair value such holders shall have the right to have such fair value determined by an independent appraiser jointly selected by the Corporation and the holders of 42.5% of the outstanding Preferred Stock; provided, that if such parties are unable to agree upon an appraiser within a reasonable period of time, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of 42.5% of the outstanding Preferred Stock. The costs and expenses of the independent appraiser determining the fair value of such consideration shall be borne equally by the Corporation and the holders of Preferred Stock (provided that in connection with this Section 2.3.2, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall be entitled to one (1) vote per share, and each holder of Series E Preferred Stock shall be entitled to the Reduced Series E Preferred Class Vote Per Share Amount (as defined in Section 3.1.2 below) per share held).
     3. Voting.
          3.1 General.
               3.1.1 Subject to Subsection 3.1.2 below, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock, as a single class.
               3.1.2 On any matter presented under the General Corporation Law or the provisions of this Certificate of Incorporation to holders of Preferred Stock, together as a single class and separate from the Common Stock, for their action or consideration at any meeting of such holders (or by written consent of such holders in lieu of a meeting), (a) the holders of all then-outstanding shares of Series E Preferred Stock shall be entitled to cast a total number of votes on such matter, in the aggregate, equal to the lesser of (i) the number of shares of Series E Preferred Stock then outstanding and (ii) a number equal to 28.5% of the aggregate number of shares of Preferred Stock (including Series E Preferred Stock) then outstanding (the “Reduced Series E Preferred Class Vote Amount”), and (b) each holder of then-outstanding shares of Series E Preferred Stock shall be entitled to cast the number of votes equal to the Reduced Series E Preferred Class Vote Amount multiplied by a fraction, the numerator of which shall equal the number of outstanding shares of Series E Preferred Stock then held by such holder and the denominator of which shall equal the number of outstanding shares of Series E Preferred Stock then held by all holders of Series E Preferred Stock (the “Reduced Series E Preferred Class Vote Per Share Amount”). The foregoing provisions of this subsection 3.1.2 are referred to as the “Series E Preferred Class Vote Provisions.”

          3.2 Election of Directors. The number of directors that shall serve as members of the Board of Directors shall equal ten (10). The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”), the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”), the holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series E Directors” and each individually, a “Series E Director”), the holders of record of the shares of Series F Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series F Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class (on an as-converted basis), shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Preferred Stock under the second sentence of this Subsection 3.2 shall terminate on the first date on which there are issued and outstanding less than 437,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in the case of the Series A Preferred Stock, 437,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in the case of the Series C Preferred Stock, 437,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in the case of Series D Preferred Stock, 437,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in the case of Series E Preferred Stock and 437,000 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in the case of the Series F Preferred Stock.
          3.3 Protective Provisions.
               3.3.1 Preferred Stock Protective Provisions. At any time when at least 500,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 42.5% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (and in connection with this Subsection 3.3.1, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall be entitled to one (1) vote per share held, and each holder of Series E Preferred Stock shall be entitled to the Reduced Series E Preferred Class Vote Per Share Amount per share held):
                    (a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation, including a Deemed Liquidation Event, or consent to any of the foregoing;
                    (b) amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or those of any subsidiary of the Corporation;
                    (c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;
                    (d) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend (or permit any subsidiary to pay or declare) or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;
                    (e) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board of Directors;
                    (f) materially alter or change the Corporation’s or any subsidiary’s business or enter into any new line of business;
                    (g) purchase any capital stock or other interest in, or any material portion of the assets of, any other company, limited liability company, partnership or other entity or person;

                    (h) sell, license or otherwise transfer any of the Corporation’s or any subsidiary’s material intellectual property or other material assets, other than in the ordinary course of business, consistent with past practice;
                    (i) enter, or permit any subsidiary to enter, into any financial transaction with, or for the benefit of, (i) any stockholder, director, officer or employee of the Corporation or any affiliate of the Corporation or (ii) any stockholder, director, officer or employee of such affiliate of the Corporation, other than in the ordinary course of business, consistent with past practice;
                    (j) increase the number of shares reserved for issuance to employees, consultants or directors beyond the number authorized in any stock option plan in effect as of the date hereof;
                    (k) subdivide, reclassify or make any change in, any class or series of capital stock of the Corporation or any subsidiary of the Corporation;
                    (l) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation (other than any Common Stock issued in connection with a strategic corporate partnership or joint venture with a non-affiliate of the Corporation and approved by the Board of Directors), or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or
                    (m) increase or decrease the authorized number of directors constituting the Board of Directors.
               3.3.2 Series A Preferred Stock Protective Provisions. At any time when at least 280,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to adversely affect such series of Preferred Stock, provided that the creation or issuance of any new class or series of securities that is senior to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock or pari passu with any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not be deemed to adversely affect the Series A Preferred Stock in such manner, so long as no shares of Series B Preferred Stock, Series C Preferred Stock, Series

D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are, directly or indirectly, converted into or exchanged for any such new class or series of securities;
                    (b) increase or decrease the authorized number of shares of Series A Preferred Stock; or
                    (c) amend Subsection 3.2 of this Certificate of Incorporation to eliminate the right of the Series A Preferred Stock to elect the Series A Director.
               3.3.3 Series B Preferred Stock Protective Provisions. At any time when at least 280,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to adversely affect such series of Preferred Stock, provided that the creation or issuance of any new class or series of securities that is senior to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or pari passu with any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not be deemed to adversely affect the Series B Preferred Stock in such manner, so long as no shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are, directly or indirectly, converted into or exchanged for any such new class or series of securities; or
                    (b) increase or decrease the authorized number of shares of Series B Preferred Stock.
               3.3.4 Series C Preferred Stock Protective Provisions. At any time when at least 280,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock so as to adversely affect such series of Preferred Stock, provided that the creation or issuance of any new class or series of securities that is senior to each of the Series

A Preferred Stock, Series B Preferred Stock, Series C Preferred, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or pari passu with any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not be deemed to adversely affect the Series C Preferred Stock in such manner, so long as no shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are, directly or indirectly, converted into or exchanged for any such new class or series of securities;
                    (b) increase or decrease the authorized number of shares of Series C Preferred Stock; or
                    (c) amend Subsection 3.2 of this Certificate of Incorporation to eliminate the right of the Series C Preferred Stock to elect the Series C Director.
               3.3.5 Series D Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock so as to adversely affect such series of Preferred Stock, provided that the creation or issuance of any new class or series of securities that is senior to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or pari passu with any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not be deemed to adversely affect the Series D Preferred Stock in such manner, so long as no shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are, directly or indirectly, converted into or exchanged for any such new class or series of securities;
                    (b) increase or decrease the authorized number of shares of Series D Preferred Stock; or
                    (c) amend Subsection 3.2 of this Certificate of Incorporation to eliminate the right of the Series D Preferred Stock to elect the Series D Director.
               3.3.6 Series E Preferred Stock Protective Provisions. At any time when at least 220,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock so as to adversely affect such series of Preferred Stock, provided that the creation or issuance of any new class or series of securities that is senior to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or pari passu with any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not be deemed to adversely affect the Series E Preferred Stock in such manner, so long as no shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series F Preferred Stock are, directly or indirectly, converted into or exchanged for any such new class or series of securities;
                    (b) increase or decrease the authorized number of shares of Series E Preferred Stock;
                    (c) amend Subsection 3.1.2 of this Certificate of Incorporation in a manner that reduces the Reduced Series E Preferred Class Vote Amount; or
                    (d) amend Subsection 3.2 of this Certificate of Incorporation to eliminate the right of the Series E Preferred Stock to elect the Series E Directors.
               3.3.7 Series F Preferred Stock Protective Provisions. At any time when at least 220,000 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to adversely affect such series of Preferred Stock, provided that the creation or issuance of any new class or series of securities that is senior to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or pari passu with any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not be deemed to adversely affect the Series F Preferred Stock in such manner, so long as no shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred

Stock are, directly or indirectly, converted into or exchanged for any such new class or series of securities;
                    (b) increase or decrease the authorized number of shares of Series F Preferred Stock; or
                    (c) amend Subsection 3.2 of this Certificate of Incorporation to eliminate the right of the Series F Preferred Stock to elect the Series F Director.
     4. Optional Conversion.
     The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          4.1 Right to Convert.
               4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.50. The “Series B Conversion Price” shall initially be equal to $1.7666. The “Series C Conversion Price” shall initially be equal to $3.272192. The “Series D Conversion Price” shall initially be equal to $6.8686. The “Series E Conversion Price” shall initially be equal to $7.9779. The “Series F Conversion Price” shall initially be equal to $7.6134. For purposes hereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price, collectively, shall be referred to as the “Conversion Price.” Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
               4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.
               4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
          4.3 Mechanics of Conversion.
               4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Preferred Stock converted.
               4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.
               4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
               4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
               4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
          4.4 Adjustments to Conversion Price for Diluting Issues.
               4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
                    (a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
                    (b) “Original Issue Date” shall mean October 15, 2008.
                    (c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
                    (d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on, or upon conversion of, the Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8 below;

(iii)	up to 5,700,000 shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation pursuant to a stock option plan in effect on the date hereof (as such number may be increased by approval by the Board of Directors of the Corporation, including the affirmative vote of at least two (2) of the directors elected by the holders of the Preferred Stock);

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security and provided that any required adjustments under this Section 4.4 to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price with respect to the issue of such Option or Convertible Security shall have been made; or

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, real property leasing transaction or a strategic corporate partnership or joint venture with a non-affiliate of the Corporation, in each case, where such issuance has been approved by the Board of Directors of the Corporation including the affirmative vote of at least two (2) of the directors elected by the holders of the Preferred Stock.

               4.4.2 No Adjustment of Conversion Price. No adjustment in any of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, and in each case voting separately as a class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
               4.4.3 Deemed Issue of Additional Shares of Common Stock.
                    (a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                    (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4 below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

                    (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4 below (either because the consideration per share (determined pursuant to Subsection 4.4.5 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in
Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                    (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4 below, the applicable Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
                    (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3. If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
               4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock . In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; provided that solely for purposes of determining whether an issuance or deemed issuance has been made that requires an adjustment to the Series E Conversion Price for purposes of the foregoing provisions of this Subsection 4.4.4, the Conversion Price in effect immediately prior to such issue applicable to the Series E Preferred Stock for purposes of the foregoing test (only) shall be deemed to be the Series D Conversion Price in effect immediately prior to such issue, until such time, if ever, as the Series E Conversion Price is equal to or less than the Series D Conversion Price:
CP2 = CP1 * (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
                    (a) “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;
                    (b) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
                    (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the applicable Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
                    (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
                    (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
               4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (a) Cash and Property: Such consideration shall:
(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
                    (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing
(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
               4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4 above then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
          4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
          4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:
(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common

Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
          4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
          4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.
          4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 20 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of applicable Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 20 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Preferred Stock.

          4.10 Notice of Record Date. In the event:
                    (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
                    (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
                    (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice.
     5. Mandatory Conversion.
          5.1 Trigger Events. (a) Upon the closing of the sale of shares of Common Stock to the public at a price of at least $6.54 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Corporation, (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
          (b) Upon the closing of the sale of shares of Common Stock to the public at a price of at least $13.74 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Corporation (i) all outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

          (c) Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
          (d) Upon the date and time, or occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the corporation.
          (e) Upon the date and time, or occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the corporation.
          (f) Upon the date and time, or occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, (i) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the corporation.
          (g) The time of any closing referenced in Sections 5.1(a) and 5.1(b) or the date and time specified or the time of the event specified in any vote or written consent referenced in Section 5.1(c) and 5.1(d) above is referred to herein as the “Mandatory Conversion Time.”
          5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. At the Mandatory Conversion Time, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Subsection 5.2. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.
          5.3 Effect of Mandatory Conversion. All shares of Preferred Stock shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
     6. Redemption.
          6.1 Redemption. All shares of Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the applicable Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Redemption Price”), in three annual installments commencing 60 days after receipt by the Corporation at any time on or after October 15, 2013, from the holders of at least 56% of the then outstanding Preferred Stock (and in connection with this Section 6.1, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall be entitled to one (1) vote per share held, and each holder of Series E Preferred Stock shall be entitled to the Reduced Series E Preferred Class Vote Per Share Amount per share held), of written notice requesting redemption of all shares of Preferred Stock (the date of each such installment being referred to as a “Redemption Date”). Notwithstanding the foregoing, the holder of any share of Series E Preferred Stock shall have the right, by delivery of written notice to the Corporation delivered not later than five (5) days prior to any Redemption Date, to elect not to have any or all of the shares of Series E Preferred Stock held by such holder redeemed on such Redemption Date pursuant to this Section 6. On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder (other than shares of Series E Preferred Stock owned by holders who make the election described in the preceding sentence), that number of outstanding shares of Preferred Stock determined by dividing (i) the total number of shares of Preferred Stock to be redeemed and outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.
          6.2 Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:
                    (a) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;
                    (b) the Redemption Date and the Redemption Price;
                    (c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and
                    (d) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.
          6.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.
          6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

     7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
     8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
          FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
          SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
          SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
          EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
          NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
          Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
          TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
          ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
          Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
* * *
          3: That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
          4: That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

          IN WITNESS WHEREOF, this Ninth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 8th day of October, 2009.

By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	Senior Vice President and General Counsel

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